                                                                   Exhibit 10.12


                                PAYMENT AGREEMENT

            This PAYMENT AGREEMENT (the "Agreement"), dated as of June 28, 2005 (the "Effective Date"), is entered into by and between RAM Reinsurance Company Ltd. (the "Company"), RAM Holdings Ltd. and RAM Holdings II Ltd. (collectively referred to as "Holding") and James P. Gerry (the "Participant" and, together with the Company and Holding, the "Parties").


                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Participant was granted a stock option pursuant to a stock option agreement entered into by the Parties, effective March 13, 2001 (the "Option"), which is attached hereto as Annex A; and

            WHEREAS, the Parties previously entered into the Contingent Share Agreement and the First Amendment to the Contingent Share Agreement (collectively referred to as the "Contingent Share Agreement"), each of which are attached hereto as Annex B; and

            WHEREAS, the Parties wish to terminate the Option and the Contingent Share Agreement and to enter into this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

            1.    Definitions.
                  -----------

                  (a) "Assumed Share Price" means the product of (i) the GAAP book value of one Share (excluding the mark to market effect of FAS 133 and SFAS
115) as of the last day of the most recent fiscal quarter that ended prior to the Payment Date or, if the Payment Date is the last day of a fiscal quarter, as of the last day of the fiscal quarter that ends on the Payment Date (in either case, as reported in the financial statements for such quarter), and (ii) 1.15.

                  (b) "Business Days" means any day except a Saturday, Sunday or other day on which banks in Hamilton, Bermuda or the City of New York, United States, are authorized or obligated by law or executive order to close.

                  (c) "Cash Payment" means a lump sum cash payment equal to the product of (i) 9,911 and (ii) the excess, if any, of (A) the Assumed Share Price over (B) $126.15.

                  (d) "Change in Control" means the first to occur of any of the following events; provided that such event also constitutes a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation" as those terms are used in Section 409A of the Internal Revenue Code of 1986, as amended:

                        (i) the acquisition by any person, entity or "group" (as
                  defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company's or Holding's then outstanding voting securities;

                        (ii) the merger, reorganization, or consolidation of, or
                  share exchange involving, the Company or Holding, as a result of which the shareholders of the Company or Holding immediately before such transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                        (iii) a sale of all or substantially all of the
                  Company's assets; and

                        (iv) approval by the Company or Holding of the
                  liquidation or dissolution of the Company or Holding other than a liquidation of the Company into Holding.

                  (e) "Hypothetical Payment" means an amount equal to what the Cash Payment would be if, in calculating the Cash Payment in accordance with
Section 1(c), the Assumed Share Price is an amount equal to the product of (i) the GAAP book value of one Share (excluding the mark to market effect of FAS 133 and SFAS 115) as reported in the financial statements issued for the most recent fiscal quarter that ended prior to the Payment Date and (ii) 1.15.

                  (f) "Payment Date" means the earlier to occur of (i) June 30, 2006 or (ii) the date of a Change in Control.

                  (g) "Preliminary Payment" means a lump sum cash payment equal to seventy-five percent (75%) of the Hypothetical Payment.

                  (h) "Share" means a share of Class A Common Stock, par value $1.00 per share, of RAM Holdings II Ltd.

                  (i) "True-Up Payment" means a lump sum cash payment equal to the difference between the Cash Payment and the Preliminary Payment, which is paid (i) by the Company to the Participant if the Cash Payment is greater than the Preliminary Payment and (ii) by the Participant to the Company if the Preliminary Payment is greater than the Cash Payment.

            2. Termination of Option and Contingent Share Agreement. In consideration of the execution and delivery of this Agreement, effective as of the

Effective Date, the Option and the Contingent Share Agreement (and the Participant's rights with respect to each) shall terminate and be of no further force or effect.

            3. Payment of Cash Payment. Subject to the terms hereof and provided the Participant's employment is not terminated on or before the Payment Date either by the Company or Holding pursuant to a "Termination for Cause" (as that term is defined in the Participant's Second Amended and Restated Employment Agreement) or by the Participant pursuant to a termination that is not a "Termination for Good Reason" (as that term is defined in the Participant's Second Amended and Restated Employment Agreement), the Participant (and, if applicable, the Company) shall receive the following:

            (a) if the financial statements for the fiscal quarter used to determine the Assumed Share Price have been issued as of the Payment Date, the Cash Payment, which shall be paid to the Participant in full, in cash, on (or within three (3) Business Days after) the Payment Date; or

            (b) if the financial statements for the fiscal quarter used to determine the Assumed Share Price have not been issued as of the Payment Date, (i) the Preliminary Payment, which shall be paid to the Participant on (or within three (3) Business Days after) the Payment Date and (ii) the True-Up Payment, which shall be paid to the Participant or to the Company, as the case may be, on (or within five (5) Business Days after) the date the financial statements for the fiscal quarter used to determine the Assumed Share Price are issued; provided, however, that, notwithstanding anything herein to the contrary, the Participant shall not be required to make a True-Up Payment to the Company if the financial statements for the fiscal quarter used to determine the Assumed Share Price are not issued at least ten (10) Business Days before the end of the fiscal year in which the Preliminary Payment is made.

            4. Termination for Cause and Termination Without Good Reason. If the Participant's employment is terminated on or before the Payment Date either by the Company or Holding pursuant to a "Termination for Cause" (as that term is defined in the Participant's Second Amended and Restated Employment Agreement) or by the Participant pursuant to a termination that is not a "Termination for Good Reason" (as that term is defined in the Participant's Second Amended and Restated Employment Agreement), this Agreement shall terminate immediately and the Participant shall forfeit all rights to receive any payments pursuant to this Agreement. For avoidance of doubt, (a) a termination of the Participant's employment resulting from the expiration of the term of his Second Amended and Restated Employment Agreement shall not constitute a "Termination for Cause" or a termination that is not a "Termination for Good Reason" for purposes of this Agreement and (b) notwithstanding any forfeiture of rights by the Participant to receive any payments pursuant to this Agreement, the Participant's Option and Contingent Share Agreement shall remain terminated.

            5. Withholding. The Participant hereby acknowledges that payments made pursuant to this Agreement may be subject to income, employment and/or other tax withholding and that the Company and/or an affiliate of the Company shall have the power to withhold, or to require the Participant to remit to the Company or one of its affiliates, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any payment made pursuant to this Agreement.

            6. Financial Statements. Until such time as the True-Up Payment shall be due and payable, the Company shall furnish to Participant its quarterly financial statements not later than five (5) Business Days following the date upon which they are issued.

            7. Governing Law. This Agreement shall be governed by the laws of the State of New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction might otherwise apply.

            8. Rights Unsecured and Nontransferable. Any obligation of the Company to make a payment hereunder shall constitute a general unsecured obligation of the Company to the Participant. The Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payment shall be made, and the Participant shall have no interest in any particular asset of the Company by reason of the Company's obligation hereunder. To the extent the Participant acquires a right to receive a payment from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. The rights of the Participant under this Agreement shall be nontransferable other than by will or the laws of descent and distribution.

            9. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            10. Miscellaneous.

                (a) This Agreement may be executed in counterparts, which may be delivered by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

                (b) Nothing in this Agreement shall interfere with or limit in any way the right of the Company or Holding to terminate the Participant's employment at any time, or confer upon any Participant the right to continue in the employ of the Company or Holding.

            IN WITNESS WHEREOF, the Company and Holding have caused this Agreement to be executed by their duly authorized officers and Participant has hereunto set his hand as of June 28, 2005.


RAM REINSURANCE COMPANY LTD.


By:
      -------------------------------------
      Vernon M. Endo
      President and Chief Executive Officer


RAM HOLDINGS LTD.


By:
      -------------------------------------
      Vernon M. Endo
      President and Chief Executive Officer


RAM HOLDINGS II LTD.


By:
      -------------------------------------
      Vernon M. Endo
      President and Chief Executive Officer


PARTICIPANT


By:
      -------------------------------------
      James P. Gerry

                                     ANNEX A

                                     ANNEX B